UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2011 (November 8, 2011)
Brooks Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 262-2400

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On November 8, 2011, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) voted to establish (i) the Company’s Performance Based Variable Compensation Plan for the fiscal year ending September 30, 2012 (the “FY 12 PBVC Plan”) and (ii) the Company’s Long Term Incentive Plan for the fiscal year ended September 30, 2012 through the fiscal year ended September 30, 2014 (the “FY 12-14 LTIP”). Executive officers, including named executive officers, and additional key management personnel participate in the FY 12 PBVC Plan and the FY 12-14 LTIP.
Each fiscal year, the Human Resources and Compensation Committee (the “HRC Committee”) of the board of directors and the full Board establish performance based variable compensation opportunities for the CEO and review and approve those submitted by the CEO for the named executive officers against the financial targets, goals and objectives established to measure performance. They use tailored corporate financial performance measures and individual objectives for named executive officers and senior executives to focus performance and accountability around those measures and objectives. This assures a high level of accountability in assessing performance and approving awards.
Under the FY 12 PBVC Plan, participants are eligible for a cash bonus based on the achievement against corporate financial targets for revenue, operating income and return on invested capital for the fiscal year ended September 30, 2012, as well as non-financial individual performance goals for each senior executive (including the CEO) based on an assessment of each executive’s accomplishments at the conclusion of the fiscal year. All payouts will be predicated upon the Company first realizing a threshold level of revenue and operating profitability at pre determined targets.
Under the FY 12-14 LTIP, participants were granted an award of restricted stock units (“RSUs”), of which 25% vest based on the passage of time and 75% vest based on the achievement of long-term performance criteria established by the HRC Committee and the Board. RSUs subject to time-based vesting will vest in one-third increments beginning one year after the date of grant and annually thereafter. RSUs subject to performance-based vesting will vest upon achievement of Company financial performance metrics in revenue, return on invested capital and operating income over the three year period ending on September 30, 2014. Each financial metric is weighted and contains a minimum achievement threshold, which if not met would result in no vesting as to that metric’s weighted percentage of RSUs. In addition, under the FY 12-14 LTIP, the Company’s Chief Executive Officer was granted an award of 100,000 cash settled phantom units, which are subject to the same vesting terms as the performance-based RSUs. Any vested phantom units would be settled by an amount in cash equal to the number of vested units multiplied by the closing price of the Company’s common stock on the date of vesting. Like the performance-based RSUs, failure to meet the minimum threshold for any financial metric would result in no vesting and cash settlement as to that metric’s weighted percentage of phantom units.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
Date: November 14, 2011	/s/Jason W. Joseph
Jason W. Joseph
Vice President, General Counsel and Secretary